================================================================================

                            ASSET PURCHASE AGREEMENT
                                      AMONG
                               CANON U.S.A., INC.,
                                BRIGHTCUBE, INC.
                                       AND
                           BRIGHTCUBE CALIFORNIA, INC.
                                   DATED AS OF
                                OCTOBER 26, 2001

================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II SALE AND TRANSFER OF ASSETS; CLOSING . . . . . . . . . . . . . . . .8

Section 2.1     Assets to Be Sold . . . . . . . . . . . . . . . . . . . . . . .8
Section 2.2     Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . .9
Section 2.3     Consideration. . . . . . . . . . . . . . . . . . . . . . . . .10
Section 2.4     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 2.5     Allocation . . . . . . . . . . . . . . . . . . . . . . . . . .10
Section 2.6     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 2.7     Closing Obligations . . . . . . . . . . . . . . . . . . . . . 11
Section 2.8     Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . . . 13

Section 3.1     Organization and Good Standing. . . . . . . . . . . . . . . . 13
Section 3.2     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .13
Section 3.3     Enforceability, Authority, No Conflict . . . . . . . . . . . .13
Section 3.4     Books and Records. . . . . . . . . . . . . . . . . . . . . . .14
Section 3.5     Sufficiency of Assets. . . . . . . . . . . . . . . . . . . . .15
Section 3.6     Intellectual Property. . . . . . . . . . . . . . . . . . . . .15
Section 3.7     Customers . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 3.8     Location of Tangible Personal Property. . . . . . . . . . . . 19
Section 3.9     Title to and Condition of Personal Property . . . . . . . . . 19
Section 3.10    No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . 19
Section 3.11    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 3.12    No Material Adverse Change. . . . . . . . . . . . . . . . . . 20
Section 3.13    Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 3.14    Employee Benefits . . . . . . . . . . . . . . . . . . . . . . 20
Section 3.15    Compliance With Legal Requirements; Governmental
                Authorizations . . . . . . . . . . . . . . . . . . . . . . . .20
Section 3.16    Legal Proceedings; Orders. . . . . . . . . . . . . . . . . . .21
Section 3.17    Absence of Certain Changes and Events. . . . . . . . . . . . .21
Section 3.18    Contracts; No Defaults. . . . . . . . . . . . . . . . . . . . 22
Section 3.19    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .23
Section 3.20    Environmental Matters. . . . . . . . . . . . . . . . . . . . .23
Section 3.21    Relationships with Related Persons . . . . . . . . . . . . . .24
Section 3.22    Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . 25
Section 3.23    Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . 25

Section 4.1     Organization and Good Standing. . . . . . . . . . . . . . . . 25
Section 4.2     Authority, No Conflict. . . . . . . . . . . . . . . . . . . . 26
Section 4.3     Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE V COVENANTS OF SELLERS PRIOR TO CLOSING. . . . . . . . . . . . . . . .26

Section 5.1     Access and Investigation. . . . . . . . . . . . . . . . . . . 26
Section 5.2     Operation of the Business of Seller. . . . . . . . . . . . . .26

Section 5.3     Required Approvals. . . . . . . . . . . . . . . . . . . . . . 27
Section 5.4     Notification. . . . . . . . . . . . . . . . . . . . . . . . . 27
Section 5.5     No Negotiation. . . . . . . . . . . . . . . . . . . . . . . . 27
Section 5.6     Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 5.7     Payment of Liabilities. . . . . . . . . . . . . . . . . . . . 28
Section 5.8     Key Personnel. . . . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE VI COVENANTS OF BUYER PRIOR TO CLOSING. . . . . . . . . . . . . . . . 28

Section 6.1     Required Approvals. . . . . . . . . . . . . . . . . . . . . . 28
Section 6.2     Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE VII CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. . . . . . . .28

Section 7.1     Accuracy of Representations. . . . . . . . . . . . . . . . . .29
Section 7.2     Sellers' Performance. . . . . . . . . . . . . . . . . . . . . 29
Section 7.3     No Proceedings. . . . . . . . . . . . . . . . . . . . . . . . 29
Section 7.4     Governmental Authorizations. . . . . . . . . . . . . . . . . .29
Section 7.5     Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . .29
Section 7.6     Satisfactory Due Diligence . . . . . . . . . . . . . . . . . .30
Section 7.7     No Change in Business. . . . . . . . . . . . . . . . . . . . .30
Section 7.8     Authorization. . . . . . . . . . . . . . . . . . . . . . . . .30
Section 7.9     Termination of ASP Contracts . . . . . . . . . . . . . . . . .30
Section 7.10    Partition, Testing of, and Other Matters Related to
                Continuing PhotoLoft System and Related Data . . . . . . . . .30
Section 7.11    Working Photo Retained License and Internet Services and
                License Agreement . . . . . . . . . . . . . . . . . . . . . . 31
Section 7.12    Delivery of Tangible Personal Property . . . . . . . . . . . .31

ARTICLE VIII CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE . . . . . . 31

Section 8.1     Accuracy of Representations. . . . . . . . . . . . . . . . . .31
Section 8.2     Buyer's Performance . . . . . . . . . . . . . . . . . . . . . 32
Section 8.3     Working Photo Retained License and Internet Services and
                License Agreement . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE IX TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

Section 9.1     Termination Events . . . . . . . . . . . . . . . . . . . . . .32
Section 9.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . 33

ARTICLE X SELLERS' ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . 33

Section 10.1    Payment of All Taxes Resulting From Sale of Assets by Seller. 33
Section 10.2    Payment of Liabilities . . . . . . . . . . . . . . . . . . . .33
Section 10.3    Reports and Returns . . . . . . . . . . . . . . . . . . . . . 33
Section 10.4    Covenant of Sellers Not to Compete . . . . . . . . . . . . . .34
Section 10.5    Further Assurances . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE XI INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .35

Section 11.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .35
Section 11.2    Indemnification and Reimbursement By Seller . . . . . . . . . 35
Section 11.3    Access to Escrow Fund for Indemnification Liability . . . . . 36
Section 11.4    Method for Asserting Claim . . . . . . . . . . . . . . . . . .36

ARTICLE XII GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .37

Section 12.1     Confidentiality; Public Announcements . . . . . . . . . . . .37
Section 12.2     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 12.3     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Section 12.4     Jurisdiction, Service of Process . . . . . . . . . . . . . . 38
Section 12.5     Enforcement of Agreement . . . . . . . . . . . . . . . . . . 38
Section 12.6     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 12.7     Entire Agreement and Modification . . . . . . . . . . . . . .39
Section 12.8     Assignments, Successors, and No Third-Party Rights . . . . . 39
Section 12.9     Severability . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 12.10    Section Headings, Construction, Schedules . . . . . . . . . .40
Section 12.11    Time of Essence . . . . . . . . . . . . . . . . . . . . . . .40
Section 12.12    Governing Law . . . . . . . . . . . . . . . . . . . . . . . .40
Section 12.13    Joint and Several Obligations . . . . . . . . . . . . . . . .40
Section 12.14    Execution of Agreement, Counterparts . . . . . . . . . . . . 40



                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit  A     Form of Working Photo Retained License Agreement

Schedule       1.1      Working  Photo  Exclusive  Software  and  Data
Schedule       2.1(c)   Other  Seller  Contracts  Included  Within  the  Assets
Schedule       2.1(f)   Equipment  List
Schedule       2.2(f)   Other  Excluded  Property  and  Assets
Schedule       2.2(g)   Excluded  Marks
Schedule       2.5      Purchase  Price  Allocation
Schedule       3        Schedule  of  Exceptions
Schedule       3.1(a)   Organization  and  Good  Standing
Schedule       3.3(c)   Required  Consents
Schedule       3.6(b)   PhotoLoft  Software  and  Data
Schedule       3.6(l)   Third  Party  Software  and  Third  Party  Licenses-In
Schedule       3.6(n)   Patents
Schedule       3.6(o)   Marks
Schedule       3.6(p)   Copyrights
Schedule       3.7(b)   PhotoLoft  URLs
Schedule       3.9(a)   Permitted  Encumbrances
Schedule       3.10     PhotoLoft  Business  or  Assets  Liabilities
Schedule       3.13(a)  PhotoLoft  Personnel
Schedule       3.13(c)  PhotoLoft  Personnel  Not  Terminable  At  Will
Schedule       3.15(a)  Governmental  Authorizations
Schedule       3.17(a)  Key  Personnel  Retention  Bonuses

Schedule       3.18(a)  Seller  Contracts
Schedule       3.19     Insurance
Schedule       3.21     Related  Persons  Transactions
Schedule       5.8      Key  Personnel
Schedule 7.10 Partition, Testing of, and Other Matters Relating to Continuing PhotoLoft System and Related Data

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into as
                                         ---------
of October 26, 2001, is by and among CANON U.S.A., INC., a New York corporation ("Buyer"), BRIGHTCUBE, INC., a Nevada corporation ("BrightCube") and BRIGHTCUBE
  -----                                             ----------
CALIFORNIA, INC., a California corporation ("Original PhotoLoft" and, together
                                             ------------------
with BrightCube, "Sellers").
                  -------

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, the PhotoLoft Software and Data (as defined below) and other assets of Sellers that comprise the PhotoLoft Business (as defined below), for the consideration and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Article I:

     "Adjustment Amount" - the cost to Buyer of obtaining (taking into account
      -----------------
any volume or other discounts available to Buyer), or reduction in the value of the PhotoLoft Business (as determined by Buyer in its reasonable discretion) caused by Sellers' failure or inability to sell, transfer or assign to Buyer,
(i) Third Party Licenses-In intended to be included within the Assets but which are not, or for which Sellers cannot provide adequate documentation evidencing that such license is, in Buyer's reasonable determination freely transferable or assignable to Buyer in accordance with the terms of this Agreement and in compliance with Sellers' representations under Section 3.6, (ii) any computer or telecommunications hardware or equipment which Buyer must acquire in addition to the Assets in order to operate the PhotoLoft Business in the Ordinary Course of Business, or (iii) any Seller Contracts intended to be included within the Assets but which are not transferable to Buyer in accordance with the terms of this Agreement; and in addition to the foregoing, the liabilities with respect to the AboveNet Seller Contract referred to in Section 2.8; the "Escrow
                                                                 ------
Adjustment Amount" shall mean the first $50,000 in the aggregate of all
-----------------
Adjustment Amounts and the "Closing Payment Adjustment Amount" shall mean the
                            ---------------------------------
aggregate of all Adjustment Amounts to the extent in excess of $50,000.

     "Agreement" - as defined in the first paragraph of this Agreement.
      ---------

     "ASP Contracts" - those Seller Contracts, identified as such on Schedule
      -------------                                                  --------
3.18(a), between a Seller and third parties (including Buyer) pursuant to which
------
such Seller provides PhotoLoft Service to such third parties in order for such third parties to make PhotoLoft Service available to their end-user customers.

     "Assets" - as defined in Section 2.1.
      ------

     "Bill of Sale" - as defined in Section 2.7(a)(i).
      ------------

     "Business Day" - any day other than Saturday or Sunday or any other day on
      ------------
which banks in New York City are permitted or required to be closed.

     "Buyer" - as defined in the first paragraph of this Agreement.
      -----

     "Buyer's Advisors" - as defined in Section 5.1.
      ----------------

     "Buyer Indemnified Persons" - as defined in Section 11.2(a).
      -------------------------

     "Buyer's Closing Documents" - as defined in Section 4.2(a).
      -------------------------

     "Closing" - as defined in Section 2.6.
      -------

     "Closing Date" - as defined in Section 2.6.
      ------------

     "Common System Know-How" - that portion of the PhotoLoft Intellectual
      ----------------------
Property that comprises information about how to build, install and configure the PhotoLoft Software and Data into an operational system and test it and is used by both the PhotoLoft Business and the Working Photo Business.

     "Computer Viruses" - as defined in Section 3.6(s).
      ----------------

     "Consent" - any approval, consent, ratification, waiver, or other
      -------
authorization.

     "Contemplated Transactions" - all of the transactions contemplated by this
      -------------------------
Agreement and the other Sellers' Closing Documents.

     "Contract" - any agreement, contract, lease, consensual obligation,
      --------
promise, or undertaking (whether written or oral and whether express or implied), including, but not limited to, any Seller Contract.

     "Copyrights" - all rights arising under domestic and foreign copyright
      ----------
laws, whether or not the subject of any copyrights registration or copyright application.

     "Database Layer Common Functions" - that portion of the PhotoLoft Software
      -------------------------------
and Data that is used in the database layer by both the PhotoLoft Business and the Working Photo Business, as further identified in Schedule 3.6(b).
                                                     ---------------

     "Employee Benefit Plan" - any plan, program or agreement which a Seller has
      ---------------------
maintained, sponsored or obligated itself under with respect to employees' benefits or welfare, including without limitation pension or retirement plans, medical or dental plans, life or long-term disability insurance, bonus or incentive compensation, stock option or equity participation plans.

     "Encumbrance" - any charge, claim, community property interest, condition,
      -----------
equitable interest, lien, option, pledge, security interest, mortgage, right-of-way, easement, encroachment, servitude, right of first option, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environmental, Health and Safety Liabilities" - any Losses, obligation, or
      --------------------------------------------
other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law.

     "Environmental Law" - any Legal Requirement designed to minimize, prevent,
      -----------------
punish or remedy the consequences of actions that damage or threaten the environment or public health and safety.

     "Escrow Agreement" - the escrow agreement to be executed and delivered at
      ----------------
the Closing by Buyer, Sellers and the Escrow Agent as contemplated by Section 2.3(b) and in form reasonably acceptable to Buyer and Sellers.

     "Escrow Agent" - as defined in the Escrow Agreement.
      ------------

     "Exchange Act" - the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Assets" - as defined in Section 2.2.
      ---------------

     "Excluded Marks" - as defined in Section 2.2(g).
      --------------

     "Facilities" - (i) Sellers' principal place of business located at 240
      ----------
Center Street, El Segundo, California 90245 and (ii) the San Jose, California web site hosting facility operated by AboveNet Communications, Inc.

     "Governing Documents" - with respect to any particular entity: (a) the
      -------------------
articles or certificate of incorporation and the bylaws (or comparable documents); (b) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of the equityholders of any Person; and (c) any amendment or supplement to any of the foregoing.

     "Governmental Authorization" - any Consent, license, or permit issued,
      --------------------------
granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, but specifically excluding any general business license.

     "Governmental Body" - any (a) domestic or foreign federal, state, local, or
      -----------------
municipal government; (b) domestic or foreign governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (c) domestic or foreign body exercising any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; or (d) official of any of the foregoing.

     "Hazardous Material" - any substance, material or waste which is regulated
      ------------------
by any Governmental Body, including any waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

     "Intellectual Property" - Patents, Copyrights, Marks, Trade Secrets and
      ---------------------
other intangible property rights and all copies of software, data and other tangible embodiments of the foregoing in whatever form or medium.

     "Internet Services and License Agreement" - as defined in Section
      ---------------------------------------
2.7(b)(iii).

     "IRS" - the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "Key Personnel" - those employees, consultants or other personnel of a
      -------------
Seller listed on Schedule 5.8.
                 ------------

     "Legal Requirement" - any applicable domestic or foreign federal, state,
      -----------------
local, or municipal law, ordinance, principle of common law, code, regulation, statute, or treaty.

     "Liability" - with respect to any Person, any liability or obligation of
      ---------
such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

     "Losses" - as defined in Section 11.2(a).
      ------

     "Marks" - all names, assumed fictional business names, trade names, all
      -----
registered and unregistered domestic and foreign trademarks, registered and unregistered domestic and foreign service marks, domain names, applications for domestic and foreign service marks, and applications for domestic and foreign trademarks.

     "Occupational Safety and Health Law" - any Legal Requirement designed to
      ----------------------------------
provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, 29 U.S.C. Sec. 651 et seq., and any program whether governmental or private (such as those
         -- ---
promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" - any order, injunction, judgment, decree, ruling, assessment or
      -----
arbitration award of any Governmental Body or arbitrator.

     "Ordinary Course of Business" - an action taken by a Person will be deemed
      ---------------------------
to have been taken in the "Ordinary Course of Business" only if such action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Patents" - all domestic and foreign patents, domestic and foreign patent
      -------
applications, and inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice).

     "Person" - an individual, partnership, corporation, business trust, limited
      ------
liability company or partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Body.

     "Personnel" - as defined in Section 3.13(a).
      ---------

     "PhotoLoft Business" - Sellers' PhotoLoft Service business.
      ------------------

     "PhotoLoft Intellectual Property" - rights in all software, data,
      -------------------------------
technology, e-commerce models and other Intellectual Property owned, used or licensed (as licensor or licensee) by a Seller or its predecessors-in-interest in connection with the PhotoLoft Business, including, but not limited to, rights in the PhotoLoft Software and Data and all other rights and technology identified in Schedules 3.6(b), 3.6(n), 3.6(o) and 3.6(p) and all improvements,
              ----------------  ------  -----      -----
changes and modifications thereto that at any time in the past were, or currently are, in the process of being made, tested or developed.

     "PhotoLoft Service" - Sellers' consumer-oriented photo storage,
      -----------------
presentation, sharing and printing services and related products, whether or not marketed by a Seller under the "PhotoLoft" name and whether provided by a Seller directly to end-users or provided by a Seller indirectly to end-users on an application service provider or private label basis or otherwise.

     "PhotoLoft Software and Data" - that portion of the PhotoLoft Intellectual
      ---------------------------
Property that is embodied in object and/or source code or any form of computer instructions or data structures and schema, related documentation and related data stored or accessed by such instructions or data structures and schema, and any software tools used in development, quality assurance and testing or deployment of PhotoLoft Software and Data, or comprising any improvements, changes and modifications to the PhotoLoft Software and Data that at any time in the past were, or currently are, in the process of being made, tested or developed. The PhotoLoft Software and Data includes, but is not limited to, the PhotoLoft Exclusive Software and Data, the Presentation Layer Common Functions, the PSA Behavior Layer Common Functions and the Database Layer Common Functions.

     "PhotoLoft Exclusive Software and Data" - that portion of the PhotoLoft
      -------------------------------------
Software and Data that is used or intended for use exclusively in the PhotoLoft Business and not in the Working Photo Business, as further identified in
Schedule 3.6(b), or used or intended for use in development, quality assurance
---------------
and testing or deployment of PhotoLoft Software and Data, as further identified in Schedule 3.6(b).
   ---------------

     "Presentation Layer Common Functions" - that portion of the PhotoLoft
      -----------------------------------
Software and Data that is used in the presentation layer by both the PhotoLoft Business and the Working Photo Business, as further identified in Schedule
                                                                  --------
3.6(b).
------

     "PSA Behavior Layer Common Functions" - that portion of the PhotoLoft
      -----------------------------------
Software and Data that is present in the behavior layer of the Photo Sharing Array (PSA) and is used by both the PhotoLoft Business and the Working Photo Business, as further identified in Schedule 3.6(b).

     "Proceeding" - any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" - as defined in Section 2.3.
      --------------

     "Related Person" - is: (a) any Person that, directly or indirectly,
      --------------
controls, is controlled by, or is under common control with a specified Person;
(b) any Person that holds a Material Interest in a specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of a specified Person (or in a similar capacity); and (d) any Person in which a specified Person holds a Material Interest. For purposes of this definition, (a) "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and (b) "Material Interest" means direct or indirect beneficial ownership (defined as the power to vote or to direct the voting of, or the power to dispose of, an equity security) of voting securities or other voting interests representing at least three percent (3%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least three percent (3%) of the outstanding equity securities or equity interests in a Person.

     "Representative" - with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Sellers" - as defined in the first paragraph of this Agreement.
      -------

     "Seller Contract" - any Contract (a) under which a Seller has or may
      ---------------
acquire any rights or benefits, or that assigns to a Seller rights to any inventions, improvements, discoveries or information, relating in whole or in part to the PhotoLoft Business or the Assets, including, but not limited to, Third Party Licenses-In, Third Party Licenses-Out, Seller Personnel IP Agreements, maintenance or vendor services agreements and unexpired warranties,
(b) under which Seller has or may become subject to any obligation or liability relating in whole or in part to the PhotoLoft Business or the Assets, or (c) by which a Seller is or may become bound in whole or in part with respect to the PhotoLoft Business or any of the Assets.

     "Seller Personnel IP Agreements" - any Contract entered into by a Seller or
      ------------------------------
any predecessor-in-interest thereof with any of the employees, consultants or other personnel thereof relating to nondisclosure and non-use of confidential or proprietary information, or assigning or transferring, as works made for hire, any inventions, improvements, discoveries or information made or other rights created by such personnel, in any other way relating to PhotoLoft Intellectual Property, or obligating such personnel relating to PhotoLoft Intellectual Property, or obligating such personnel not to engage in any activities competitive with any business of Seller or any predecessor-in-interest thereof.

     "Sellers' Closing Documents" - as defined in Section 3.3(a).
      --------------------------

     "Subsidiary" - with respect to any Person (the "Owner"), any corporation or
      ----------                                     -----
other Person of which securities or other interests having the power to elect a majority of board of directors or similar governing body, or otherwise having the power to direct its business and policies (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by Owner, directly or indirectly.

     "Tangible Personal Property" - all computer or telecommunications hardware
      --------------------------
or equipment of every kind owned or leased by a Seller in connection with the PhotoLoft Business (wherever located and whether or not carried on such Seller's books), including, but not limited to, all such equipment used by Personnel, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating thereto. "Tangible Personal Property", as used herein, includes all CPUs and storage devices on which any of the PhotoLoft Software and Data is stored in electronic form and, but shall not include any furniture, photocopiers or other ordinary office equipment.

     "Tax" - any income, gross receipts, license, payroll, employment, excise,
      ---
severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy tariff, charge or duty of any kind whatsoever, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collect by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

     "Third Party Licenses-In" - all rights of a Seller as a licensee or
      -----------------------
authorized user of the Intellectual Property of any third party that is used in connection with the PhotoLoft Business.

     "Third Party Licenses-Out" - all rights of a Seller as a licensor of the
      ------------------------
PhotoLoft Intellectual Property to any third party.

     "Trade Secrets" - all trade secrets and confidential information,
      -------------
including, but not limited to, all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, software, software-related developer and user documentation, supplier lists, customer lists to the extent transferable by law, pricing and cost information, business and marketing plans and proposals and other information or material within the definition of a "trade secret" as set forth in Section 1(4) of the Uniform Trade Secrets Act of 1985, as amended.

     "Working Photo Business" - Sellers' line of business operated by it as of
      ----------------------
the date hereof and marketed or identified by it under the "Working Photo" name (and not marketed or identified under the "PhotoLoft" name) which provides Web-based photo storage, presentation and printing services (but not photo sharing services) intended solely for professional photographers.

     "Working Photo Exclusive Intellectual Property" - rights in all software,
      ---------------------------------------------
data, e-commerce models and other Intellectual Property owned or licensed (as licensor or licensee) by a Seller, used exclusively in connection with the Working Photo Business (and not in connection with the PhotoLoft Business).

     "Working Photo Exclusive Software and Data" - that portion of the Working
      -----------------------------------------
Photo Exclusive Intellectual Property comprising the software and data listed in
Schedule 1.1.

     "Working Photo Retained License" - as defined in Section 2.7(b).
      ------------------------------

     "Working Photo Retained License Rights" - the "Retained License Rights", as
      -------------------------------------
such term is defined in the Working Photo Retained License.

                                   ARTICLE II
                      SALE AND TRANSFER OF ASSETS; CLOSING

     SECTION 2.1   ASSETS TO BE SOLD.
                   -----------------

     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, free and clear of any Encumbrances, all of Sellers' right, title and interest in and to the PhotoLoft Business, and all of the following property and assets, personal or mixed, tangible and intangible, owned or leased, of every kind and description, wherever located (but excluding the Excluded Assets):

               (a) all rights of ownership in and to the PhotoLoft Intellectual Property on a worldwide basis, including, but not limited to, all rights in the PhotoLoft Software and Data and other technology therein, and all source or object code relating thereto, but exclusive of the Working Photo Retained License Rights;

               (b) all of the other intangible rights and property of each Seller relating to the PhotoLoft Business or to the utilization of the PhotoLoft Intellectual Property, including, but not limited to, going concern value, goodwill, telephone, telecopy and e-mail addresses, websites, domain names, and listings and those items listed on Schedule
                                                                    --------
     3.6(b), Schedule 3.6(n), Schedule 3.6(o) and Schedule 3.6(p), including,
     ------  ---------------  ---------------     ---------------
     but not limited to, all rights to the name "PhotoLoft" and the website at the URL <www.photoloft.com>;

               (c) all of Sellers' rights in, to and under (i) all Third Party Licenses-In and all Third Party Licenses-Out, (ii) all Seller Personnel IP Agreements to the extent, and only to the extent, they relate to the PhotoLoft Business, (iii) all other Seller Contracts to the extent, and only to the extent, that such Seller Contracts obligate Persons party thereto to nondisclosure or non-use of confidential or proprietary information which is PhotoLoft Intellectual Property or which otherwise relates to the PhotoLoft Business, and (iv) all other Seller Contracts listed in Schedule 2.1(c) (as such schedule may be amended by written
               --------------
     notice given by Buyer to BrightCube on or before the Closing Date to delete any Seller Contracts listed therein and/or by notice given by Buyer to BrightCube at any time on or after the date hereof to include any additional Seller Contracts);

               (d) all data and records relating to the PhotoLoft Business, including, but not limited to, end-user and customer lists and records, all raw data, all data on client use and experience with the PhotoLoft Business, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, reports, correspondence and other similar documents and records, and copies of all personnel records of Key Personnel and copies of all records described in Section 2.2(c) which relate to such Key Personnel;

               (e) all of Sellers' rights to images and related image data stored by or otherwise acquired by or provided to a Seller in connection with the PhotoLoft Business;

               (f) all Tangible Personal Property, including, but not limited to, the equipment listed in Schedule 2.1(f) hereto;
                                 ---------------

                (g) all Governmental Authorizations relating to the PhotoLoft Business and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in
     Schedule 3.15(b); and
     ---------------

               (h) all insurance benefits, including rights and proceeds, arising from or relating to the Assets prior to the Closing Date, including all benefits paid after the Closing Date for occurrences prior to the Closing Date.

     All of the property and assets to be transferred to Buyer hereunder, including, but not limited to, the items referred to in paragraphs (a) through
(h) above, but excluding the Excluded Assets, are herein referred to collectively as the "Assets".
                     ------

     SECTION 2.2    EXCLUDED ASSETS.
                    ---------------

     Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following items (collectively, the "Excluded
                                                                     --------
Assets") are not part of the sale and purchase contemplated hereunder, are
------
excluded from the Assets, and shall remain the property of Sellers after the
Closing:

          (a)  all cash, cash equivalents and accounts receivable;

          (b) all Seller Contracts other than (i) all Third Party Licenses-In and (ii) all Seller Contracts included within the Assets pursuant to Section 2.1(c).

          (c) all personnel Records and other Records relating to the PhotoLoft Business that a Seller is required by law to retain in its possession;

          (d) all claims for refund of Taxes and other governmental charges of whatever nature relating to the PhotoLoft Business for periods prior to the Closing Date;

          (e) all rights in connection with, and assets of, any Employee Benefit Plans;

          (f)  the property and assets, if any, expressly designated in Schedule
                                                                        --------
2.2(f);
------

          (g)  those Marks to be retained by BrightCube expressly designated in
Schedule 2.2(g) (the "Excluded Marks");
--------------- ---------------------

          (h)  the Working Photo Exclusive Intellectual Property; and

          (i)  the Working Photo Retained License Rights.

     SECTION 2.3    CONSIDERATION.
                    --------------

          (a) Purchase Price. The purchase price for the Assets is One Million Two Hundred Thousand Dollars ($1,200,000), subject to Section 2.7(b) (the "Purchase Price").
 --------------

          (b)  Payments to Escrow Account. One Hundred Eighty Thousand Dollars
               --------------------------
($180,000) of the Purchase Price, less any Escrow Adjustment Amount determined as of the Closing Date, shall be paid to the Escrow Agent to be held in escrow and distributed in accordance with Escrow Agreement.

     SECTION 2.4    LIABILITIES.
                    ------------

     Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer or any of its Related Persons of, any Liabilities, obligations or undertakings of Seller, whether accrued, absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise, except for obligations arising from
                                       ------
Seller Contracts (other than Seller Personnel IP Agreements) included within the Assets to the extent, and only to the extent, that such obligations arise or accrue after the date of assignment thereof by Seller to Buyer pursuant hereto.

     SECTION 2.5    ALLOCATION.
                    -----------

     The Purchase Price shall be allocated in accordance with Schedule 2.5.
                                                              ------------
After the Closing, the parties shall make consistent use of the allocation specified in Schedule 2.5 for all Tax purposes and in any tax returns filed with
             ------------
the IRS in respect thereof, including IRS Form 8594. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

     SECTION 2.6    CLOSING.
                    --------

     The consummation of the purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer's counsel at Dorsey &
      -------
Whitney LLP, 250 Park Avenue, New York, New York 10177 at 10:00 a.m. (local time) on the later of (i) November 9, 2001 or (ii) such other time and place as the parties may agree to (the "Closing Date"). Subject to the provisions of
                               ------------
Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     SECTION 2.7    CLOSING OBLIGATIONS.
                    --------------------

     In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

          (a) Sellers shall deliver to Buyer, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

               (i) a bill of sale and assignment agreement for all of the Assets in form acceptable to Buyer (the "Bill of Sale"), executed by Seller;
                                       ------------

               (ii) an opinion of Sellers' counsel in form and substance reasonable acceptable to Buyer and Buyer's counsel;

               (iii) such deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its counsel and executed by Sellers;

               (iv) a certificate executed by each Seller as to the accuracy of its representations and warranties as of the Closing Date in accordance with Section 7.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2; and

               (v) a certificate of the Secretary of each Seller certifying and attaching all requisite resolutions or actions of such Seller's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of such Seller executing this Agreement and any other document relating to the Contemplated Transactions; and

          (b)  Buyer shall deliver to BrightCube the following:

               (i) $1,020,000, less any Closing Payment Adjustment Amount determined as of the Closing Date, by wire transfer to an account(s) specified in writing by BrightCube and delivered to Buyer at least five (5) Business Days prior to the Closing,

               (ii) $180,000, less any Escrow Adjustment Amount determined as of the Closing Date, by wire transfer to the Escrow Agent in accordance with the Escrow Agreement,

               (iii) an internet services and license agreement (the "Internet
                                                                      --------
     Services and License Agreement"), pursuant to which Buyer shall provide to
     ------------------------------
     BrightCube, at Buyer's risk, cost and expense, except for the indemnification and other obligations of BrightCube therein, certain services and licenses to enable BrightCube to continue to perform and satisfy, for a period of not longer than 95 days after the Closing Date, its obligations under the not more than five (5) ASP Contracts to be identified therein and to provide, for such period of time, if any, after the Closing Date as Buyer elects in its sole discretion, PhotoLoft Services to BrightCube's other customers (including its direct end-user customers), and

               (iv) an Agreement for Working Photo Retained License in the form of Exhibit A, executed by Buyer (the "Working Photo Retained License").
        ---------                          ------------------------------

     SECTION 2.8   CONSENTS; ADJUSTMENT AMOUNTS.
                   -----------------------------

     If there are any Consents of any Person (other than a Governmental Body) necessary for the assignment and transfer to Buyer of any Seller Contracts included within the Assets which have not yet been obtained as of the Closing (whether or not such Consents have been listed on Schedule 3.3(c)), then the
                                                  ---------------
applicable Seller shall retain such Seller Contract and all liabilities and obligations relating thereto and no document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery, or an attempted sale, assignment, assumption, transfer, conveyance or delivery, of such Seller Contract until such time as the required consent is obtained. With respect to each Seller Contract which is retained by a Seller as aforesaid Sellers shall use their best efforts to ensure that Buyer receives the benefit of such Seller Contract from and after the Closing Date.

     With respect to each Seller Contract which is retained by Seller as aforesaid, or with respect to each Third Party License-In which is not in compliance with Sellers' representations under Section 3.6, Buyer shall, without limiting Buyer's other rights hereunder, reduce the Purchase Price by an Adjustment Amount therefor, such reduction, if determined prior to the Closing Date, to be applied as provided in Section 2.7(b), and if determined thereafter to be paid from the escrow account maintained pursuant to the Escrow Agreement or to be promptly paid by Seller to Buyer if there are no remaining amounts in the escrow account; provided, that any such Adjustment Amount which has been applied against the Purchase Price by reason of the failure to obtain a necessary Consent shall be promptly paid by Buyer to BrightCube (or restored to the escrow account, as applicable) if the Consent necessary for assignment and transfer of the relevant Seller Contract has been obtained prior to the time Buyer obtains a replacement therefor. With respect to the AboveNet Seller Contract, Buyer shall (whether or not the AboveNet Seller Contract is included within the Assets) reduce the Purchase Price by an Adjustment Amount equal to the amount, as reasonably determined by Buyer, due and owing thereunder by Sellers through the Closing Date, such reduction, if determined prior to the Closing Date, to be applied as provided in Section 2.7(b), and if determined thereafter to be paid from the escrow account maintained pursuant to the Escrow Agreement or to be promptly paid by Seller to Buyer if there are no remaining amounts in the escrow account; provided, that such Adjustment Amount so applied against the Purchase Price or paid from the escrow account shall be paid by Buyer against Sellers' liabilities under the AboveNet Seller Contract and to the extent Buyer does not do so, the unpaid portion of such Adjustment Amount shall be refunded by Buyer to BrightCube (or restored to the escrow account, as applicable).

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers represent and warrant to Buyer that, except as set forth in the schedule of exceptions attached hereto as Schedule 3:
                                          ----------

     SECTION 3.1   ORGANIZATION AND GOOD STANDING.
                   -------------------------------

     Schedule 3.1(a) contains a complete and accurate list of each Seller's
     ---------------
jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct the PhotoLoft Business and utilize the PhotoLoft Intellectual Property as it is now being conducted and utilized, to own or use the properties and assets that it purports to own or use in connection with the PhotoLoft Business, and to perform all its obligations under all Seller Contracts. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it in connection with the PhotoLoft Business, or the nature of the activities conducted by it in connection with the PhotoLoft Business, requires such qualification. Such jurisdictions are separately noted on Schedule 3.1(a).
                    ---------------

     SECTION 3.2    SUBSIDIARIES.
                    -------------

     Neither Seller has any Subsidiaries that conduct any portion of the PhotoLoft Business or which have any right, title or interest in or to any property or assets, tangible or intangible, used or useful in the conduct of PhotoLoft Business or necessary or desirable for Buyer to use and exploit the PhotoLoft Intellectual Property, except that Original PhotoLoft is a wholly-owned Subsidiary of BrightCube.

     SECTION 3.3    ENFORCEABILITY, AUTHORITY, NO CONFLICT.
                    ---------------------------------------

          (a) Each of this Agreement, the Bill of Sale, the Internet Services and License Agreement, the Working Photo Retained License and each other document or instrument to be executed or delivered by each Seller at Closing (collectively, the "Sellers' Closing Documents") constitutes the legal, valid,
                    --------------------------
and binding obligation of the Seller or Sellers party thereto, enforceable against it in accordance with its terms. Each Seller has the power and authority to execute and deliver the Sellers' Closing Documents to which it is a party and to perform its obligations under such Sellers' Closing Documents, and such action has been duly authorized by all necessary action by such Seller's shareholders and board of directors.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

               (i) breach (A) any provision of any of the Governing Documents of either Seller, or (B) any resolution adopted by the board of directors or the shareholders of either Seller;

               (ii) breach, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Seller, or any of the Assets, may be subject;

               (iii) contravene, conflict with, or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by a Seller and used in or that relates to the Assets or to the PhotoLoft Business;

               (iv) cause Buyer to become subject to, or to become liable for, the payment of any Tax;

               (v) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Seller Contract (except for any such provision prohibiting the assignment of such Seller Contract to Buyer without the consent of a party (other than a Seller) to such Seller Contract); or

               (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

          (c) Except as set forth in Schedule 3.3(c), neither Seller is required to give any notice to or obtain any Consent from, or make any filing with, any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions. With respect to each Third Party License-In for with Consent of the licensor is required for the consummation of the Contemplated Transactions, either (i) such Consent shall be obtained on or before the Closing Date, or (ii) substitute software that is comparable both functionally and in performance for the software that is the subject of such Third Party License-In is readily commercially available to Buyer and such substitute software can be implemented by Buyer without any material disruptions of Buyer's operation after the Closing of the PhotoLoft Service.

     SECTION 3.4    BOOKS AND RECORDS.
                    ------------------

     The books of account and other financial records of Sellers relating to the PhotoLoft Business, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls.

     SECTION 3.5    SUFFICIENCY OF ASSETS.
                    ----------------------

     The Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the PhotoLoft Business in the manner presently operated by Sellers and to use and exploit the PhotoLoft Intellectual Property.

     SECTION 3.6    INTELLECTUAL PROPERTY.
                    ----------------------

          (a) Sellers are the owners of all right, title, and interest in, or with respect to third party software programs included within the PhotoLoft Intellectual Property, have the right to use pursuant to the Third Party Licenses-In, all of the PhotoLoft Intellectual Property, free and clear of all Encumbrances. Sellers have the right to use all the PhotoLoft Intellectual Property, including such Intellectual Property licensed pursuant to the Third Party Licenses-In, without payment of royalties, fees or other compensation to any Person (other than any such royalties, fees or other compensation which have been paid in full).

          (b)  Schedule 3.6(b) contains a complete and accurate list and summary
               --------------
description of all software and data owned, used or licensed by Sellers in connection with the PhotoLoft Business. Except as otherwise provided in the Working Photo Retained License, upon consummation of the Contemplated Transactions, all copies of the data and the source code for such software and any other software available to, or in possession of, Sellers or their Personnel for the PhotoLoft Intellectual Property will have been conveyed to Buyer.

          (c) Sellers have obtained all rights in the U.S.A., Canada and New Zealand in Intellectual Property which are necessary (i) for the operation of the PhotoLoft Business, (ii) for the utilization of the PhotoLoft Intellectual Property, and (iii) for each Seller to perform its obligations hereunder. All such PhotoLoft Intellectual Property is subsisting and valid and Sellers have no knowledge of any Proceeding or any claim of whatsoever nature that may mature into a Proceeding by any Person with respect thereto.

          (d) Sellers are the sole owners, developer and original author of the PhotoLoft Intellectual Property, exclusive of the Marks and the subject matter of the Third Party Licenses-In, and are the sole owner of the Marks included in the PhotoLoft Intellectual Property. The PhotoLoft Software and Data included in the PhotoLoft Intellectual Property, other than software that is the subject of Third Party Licenses-In and data provided by customers, was developed entirely by individuals while they were employees of or consultants to a Seller or its predecessors-in-interest working under nondisclosure agreements in favor of such Seller or its predecessors-in-interest and without any legal restriction or impediment during the time they were employees or consultants only of such Seller or its predecessors-in-interest, and such software includes neither any inventions of the employees or consultants made prior to the times the employees or consultants became employees or consultants of such Seller or such Seller's predecessor-in-interest nor any intellectual property of any previous employer (other than such Seller) of such employee or consultant. All consultants utilized by either Seller, or utilized by the predecessors-in-interest to a Seller, and who performed development or other work in connection with the software included in the PhotoLoft Intellectual Property, have executed written agreements assigning to a Seller, or transferring to a Seller as works made for hire, any inventions or discoveries made or other rights created during their work for such Seller or its predecessors-in-interest. Neither Seller has used any Trade Secret or other confidential or proprietary information owned by any Person in developing or producing the PhotoLoft Intellectual Property, except with the express written permission of the relevant Person.

          (e) Neither a Seller nor any Person performing or developing services in connection with the PhotoLoft Intellectual Property (other than software that is the subject of Third Party Licenses-In) is under any obligation to assign or give any work heretofore performed for a Seller to any Person other than a Seller.

          (f) Each Seller and its predecessors-in-interest have kept secret and have not disclosed the source code or developer or maintenance documentation for the software included in the PhotoLoft Intellectual Property (other than software that is the subject of Third Party Licenses-In) or the Trade Secret portion of such software to any Person other than certain employees or consultants of a Seller or its predecessors-in-interest who are (and were, at the time of disclosure) subject to the terms of a binding confidentiality and non-disclosure agreement with respect thereto. Each Seller and its predecessors-in-interest have taken all appropriate measures to protect the confidential and proprietary nature of software included in the PhotoLoft Intellectual Property, including, but not limited to, the use of confidentiality and non-disclosure agreements with all of each Seller's employees and consultants having access to computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to such software.

          (g) The software in the PhotoLoft Intellectual Property has been reviewed and tested by BrightCube, and has been determined to be "Year 2000 compliant," such that such software will correctly transmit, process, provide and/or receive date data within and between the twentieth and twenty-first centuries, including dates added in any leap year, without error, problems, delays, or the need for modifications.

          (h) The PhotoLoft Intellectual Property reflects all of the platforms or other technology or software which Sellers own or have licensed or have otherwise available to them, for use in the PhotoLoft Business.

          (i) Neither Seller is a party to any Third Party License-Out with respect to any Intellectual Property used in the PhotoLoft Intellectual Property.

          (j) No Person (other than Sellers, and other than Buyer for purposes of its investigation of the Assets for purposes of the Contemplated Transactions) holds, or has access to, source code that is part of the PhotoLoft Intellectual Property (other than the Intellectual Property in the Third Party Licenses-In).

          (k) Except for those portions of the PhotoLoft Software documentation subject to Section 7.10, the source code for all software in the PhotoLoft Intellectual Property (other than Intellectual Property licensed in the Third Party Licenses-In) is fully documented consistent with best industry standards so as to enable a programmer of ordinary skill and three (3) years of experience in website development and support to enhance, customize, correct, update and upgrade the software as to which such source code relates. The relevant source code includes all improvements, changes, updates, upgrades, customizations and other modifications of the PhotoLoft Software made thereto by a Seller or by any other Persons, whether in production or still under development.

          (l)  Schedule 3.6(l) lists all third party software programs (and
               --------------
identifies the specific release or version thereof currently being used by a Seller) that are included within the PhotoLoft Intellectual Property. Except as specifically identified in Schedule 3.6(l), each Third Party License-In is in full force and effect and is fully paid-up, neither Seller is in material default of its obligations thereunder and the applicable Seller's rights thereunder to use the third party software programs covered thereby are sufficient for Sellers' development and operation of the PhotoLoft Business as currently conducted by Sellers.

          (m)  Except for Third Party Licenses-In listed in Schedule 3.18(a) for
                                                            ---------------
the third party software programs listed on Schedule 3.6(l), there are no
                                            ---------------
Contracts in effect between a Seller and any vendor or producer of off-the-shelf software or other licensor of Intellectual Property that is included within or used in conjunction with the PhotoLoft Intellectual Property.

          (n)  Schedule 3.6(n) contains a complete and accurate list and summary
               --------------
description of all Patents owned, used or licensed by a Seller in connection with the PhotoLoft Business. All such Patents that are the subject of registrations or applications are currently in compliance with formal Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within a period from signing of this Agreement to ninety (90) days after the Closing Date. No such Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Sellers' knowledge, there is no potentially interfering Patent or Patent application of any third party. No such Patent is infringed or, to Sellers' knowledge, has been challenged or threatened in any way.

          (o)  Schedule 3.6(o) (together with Marks listed in Schedule 2.2(g))
               --------------
contains a complete and accurate list and summary description of all Marks owned, used or licensed by either Seller in connection with the PhotoLoft Business. All such Marks that have been registered with, or are the subject of an application in, the United States Patent and Trademark Office or the patent and trademark offices (or other appropriate Governmental Body) of any other jurisdiction are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No such Mark has been and is now involved in any opposition, invalidation, or cancellation Proceeding or any other contest over ownership or right to use and, to Sellers' knowledge, no such action is threatened with respect to any such Marks. To Sellers' knowledge, there is no potentially interfering trademark or trademark application of any other Person. No such Mark is infringed or, to Sellers' knowledge, has been challenged or threatened in any way.

          (p)  Schedule 3.6(p) contains a complete and accurate list and summary
               --------------
description of all Copyrights owned or used by Sellers in connection with the PhotoLoft Business which have been registered with, or are the subject of an application in, the United States Copyright Office or the corresponding offices of any other jurisdiction. All such Copyrights are currently in compliance with all formal Legal Requirements (domestic and foreign), are valid and enforceable, and are not subject to any fees or taxes or actions falling due within ninety
(90) days after the Closing Date. None of either Sellers' Copyrights has been or is now involved in any infringement or other Proceeding and, to Sellers' knowledge, no such action is threatened with respect to any such Copyright. To Sellers' knowledge, there are no potentially interfering Copyrights of any other Person. No such Copyright is infringed or, to Sellers' knowledge, has been challenged or threatened in any way. All products and materials protectable by Copyrights bear the proper domestic or foreign federal notice where permitted by law.

          (q) With respect to each Trade Secret owned, used or licensed by Sellers in connection with the PhotoLoft Business or needed to utilize the PhotoLoft Intellectual Property, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Sellers have taken all reasonable precautions to protect the secrecy, confidentiality and value of all such Trade Secrets (including the enforcement by Sellers of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Sellers' standard form and all current and former employees and contractors of Sellers providing services in connection with the PhotoLoft Business have executed such an agreement). Except for Trade Secrets that are the subject of a Third Party License-In, Sellers have good title and an absolute right to use such Trade Secrets, subject, with respect to customer lists and information, only to restrictions which have been identified by Sellers to Buyer as applicable to customers of PhotoLoft Service. Such Trade Secrets are not part of the public knowledge or literature, and, to Sellers' knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Sellers') or to the detriment of Sellers. No such Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

          (r) The operation of the PhotoLoft Business and the use of the PhotoLoft Intellectual Property as presently used or under development by Sellers does not infringe, and has not been alleged to infringe, any Intellectual Property of any other Person.

          (s) The PhotoLoft Software as used has been and up through Closing shall be free of any remote or automatic disabling or recapture devices, passwords, keys, security devices or trap doors and Computer Viruses. For the purposes of this Agreement, "Computer Viruses" means any computer instructions
                             ----------------
(including, but not limited to, computer instructions commonly referred to as Trojan Horses, anomalies, worms, self-destruct mechanisms or time/logic bombs) which do not provide the functionality clearly described in the documentation for the PhotoLoft Software and Data and which interfere with the use of the PhotoLoft Software and Data, any portion thereof, or other software, firmware or computer hardware.

          (t) Sellers' collection and maintenance of personal data in connection with services and products of the PhotoLoft Business and all PhotoLoft software that collects or maintains personal data is in compliance with privacy laws of all jurisdictions where such data is collected or maintained, and all images and other data included within the PhotoLoft Intellectual Property are in compliance with the laws and regulations of all jurisdictions where such data and images are collected, maintained, accessed or delivered. Without limiting Section 3.3,
                                                                   -----------
Sellers' transfer to Buyer of all data as contemplated by this transaction is not prohibited under any laws relating to privacy or data rights in any jurisdiction where such data is collected, maintained, accessed or delivered, the "privacy policy" or other terms and conditions applicable to the PhotoLoft Service or other e-commerce service through which such data was obtained by a Seller or the provisions of any Seller Contract or other Contract binding on a Seller.

     SECTION 3.7    CUSTOMERS.
                    ----------

          (a) Since June 1, 2001, no end-user customer or application service provider customer of the PhotoLoft Business has made any written, or to Sellers' knowledge, oral, complaint, which is material and which has not been resolved to the satisfaction of such customer, regarding the PhotoLoft Service. No such customer has obtained from, or asserted against, either Seller any credit or offset with respect to any payment due and owing to such Seller in connection with the PhotoLoft Business.

          (b) Except for the ASP Contracts, (i) there are no dealers, distributors, aggregators or other Persons that provide PhotoLoft Services, under the "PhotoLoft" name and/or any other name, to end-user customers, and
(ii) BrightCube provides PhotoLoft Service directly to all of its end-user customers. The URL for each website at which PhotoLoft Service is provided to end-user customers, under the "PhotoLoft" name, and the jump link from all third-party referring sites, is listed in Schedule 3.7(b); all such URLs are owned by Sellers except as otherwise indicated in Schedule 3.7(b).

     SECTION 3.8    LOCATION OF TANGIBLE PERSONAL PROPERTY.
                    --------------------------------------

     All Tangible Personal Property is in the control of BrightCube and is either located at the Facilities or is in the possession of the Key Personnel.

     SECTION 3.9    TITLE TO AND CONDITION OF PERSONAL PROPERTY.
                    -------------------------------------------

          (a) Sellers own good and transferable title to all of the Assets free and clear of any Encumbrances. At the time of Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Schedule 3.9(a) as
                                                             ---------------
acceptable to Buyer ("Permitted Encumbrances").
                      ----------------------

          (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business, and is free from material defects

     SECTION 3.10   NO UNDISCLOSED LIABILITIES.
                    ---------------------------

     Except as set forth in Schedule 3.10, neither Seller has any Liability
                            -------------
relating to the PhotoLoft Business or the Assets except for current liabilities incurred in the Ordinary Course of Business of Sellers.

     SECTION 3.11   TAXES.
                    ------

          (a) Each Seller has paid or made provision for the payment of, all sales and use Taxes that have or may become due in connection with the PhotoLoft Business.

          (b) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

     SECTION 3.12   NO MATERIAL ADVERSE CHANGE.
                    ---------------------------

     Since August 14, 2001, there has not been any material adverse change with respect to the PhotoLoft Business or the Assets, and no event has occurred or circumstance exists that may result in such a material adverse change.

     SECTION 3.13   PERSONNEL.
                    ----------

          (a)  Schedule 3.13(a) sets forth a complete and accurate list, giving
               ---------------
name, job title, current compensation paid or payable and vacation accrued for each employee, consultant or other personnel hired or retained by either Seller who performs some or all of his or her services in connection with the PhotoLoft Business ("Personnel").
           ---------

          (b) With respect to all Personnel, each Seller is in compliance in all material respects with all applicable Legal Requirements regarding employment and employment practices, terms and conditions of employment, wages and hours, and Occupational Safety and Health Laws.

          (c) To the knowledge of Sellers, no Personnel intends to terminate his employment with either Seller or his or her provision of consulting services to either Seller, nor do Sellers have a present intention (other than in connection with the consummation or termination of the transactions contemplated hereby) to terminate the employment or consulting services of any of its Personnel. Except as set forth on Schedule 3.13(c) and subject to general
                                  ---------------
principles related to wrongful termination of employees, the employment or retention of each Personnel is terminable at the will of the applicable Seller. Except for Seller Personnel IP Agreements the benefits of which, with respect to the PhotoLoft Business, shall be assigned by Sellers to Buyer at the Closing, no member of Personnel is a party to, or is otherwise bound by, any employment, confidentiality or noncompetition Contract with a Seller or any other Person, or any other Contract that in any way adversely affected, affects, or will affect the ability of Sellers or Buyer to conduct the PhotoLoft Business as heretofore carried on by Sellers.

     SECTION 3.14   EMPLOYEE BENEFITS.
                    ------------------

     Neither Seller has any Liability with respect to Personnel under any Employee Benefit Plan other than normal salary or wage accruals and paid vacation, sick leave and holiday accruals in accordance with Sellers' past practice and policy. Each Seller has performed all obligations required to be performed under, and has complied with all Legal Requirements in connection with, all such Employee Benefit Plans and is not in arrears under any of the terms thereof.

     SECTION 3.15   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                    ------------------------------------------------
AUTHORIZATIONS.
--------------

          (a)  Schedule 3.15(a) contains a complete and accurate list of each
               ----------------
Governmental Authorization that is held by a Seller which relates to the PhotoLoft Business or any of the Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.15(a) is valid and in full force and
                            ----------------
effect.

               (i) Each Seller is, and at all times has been, in full compliance with each Legal Requirement and Governmental Authorization that is or was applicable to the operation of the PhotoLoft Business, or the ownership or use of any of the Assets.

               (ii) No event has occurred or circumstance exists, nor has either Seller received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding an event or circumstance, that may (with or without notice or lapse of time or both) (A) constitute or result in a violation by a Seller of, or a failure on the part of a Seller to comply with, any Legal Requirement or Governmental Authorization in connection with the PhotoLoft Business or any of the Assets or (B) give rise to any obligation on the part of a Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature relating to the PhotoLoft Business or any of the Assets.

          (b)  The Governmental Authorizations listed in Schedule 3.15(a)
                                                         ----------------
collectively constitute all of the Governmental Authorizations necessary to permit Sellers to lawfully conduct and operate the PhotoLoft Business and to own and use the Assets in the manner in which it currently owns and uses the Assets.

     SECTION 3.16   LEGAL PROCEEDINGS; ORDERS.
                    --------------------------

          (a) There are no Proceedings pending (i) by or against a Seller that may affect the PhotoLoft Business, or the Assets, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Sellers, no such Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

          (b) There are no Orders outstanding (i) against a Seller that may affect the PhotoLoft Business or the Assets, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Sellers, no such Order has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Order. Each Seller is, and at all times has been, in compliance with all of the terms and requirements of each Order relating to the PhotoLoft Business or the Assets.

     SECTION 3.17   ABSENCE OF CERTAIN CHANGES AND EVENTS.
                    --------------------------------------

     Since August 14, 2001, Sellers have conducted the PhotoLoft Business only in the Ordinary Course of Business and there has not been any:

          (a) payment (except in the Ordinary Course of Business) or increase by a Seller of any bonuses, salaries, or other compensation to any employee in connection with the PhotoLoft Business or entry into any employment, severance, or similar Contract in connection with the PhotoLoft Business, other than the retention bonuses described in Schedule 3.17(a) for the Key
                                                   ----------------
     Personnel;

          (b) adoption of, amendment to, or increase in the payments to or benefits under, any Employee Benefit Plan with respect to the Employees;

          (c) damage to or destruction or loss of any Asset, whether or not covered by insurance;

          (d) entry into, termination of, or receipt of notice of termination in connection with the PhotoLoft Business of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement to which a Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by a Seller of at least $10,000;

          (e) sale, lease, or other disposition of any Asset other than in the Ordinary Course of Business;

          (f)  mortgage, pledge, or imposition of any Encumbrance on any Asset;

          (g) modification of any material Contract or Governmental Authorization in connection with the PhotoLoft Business;

          (h) failure to spend funds for any budgeted capital expenditures in connection with the PhotoLoft Business;

          (i) compromise or settlement of any Proceeding relating to the PhotoLoft Business or the Assets;

          (j) cancellation or waiver of any claims or rights with a value to Seller in excess of $10,000 in connection with the PhotoLoft Business;

          (k) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller in connection with the PhotoLoft Business;

          (l)  material change in the accounting methods used by Sellers; or

          (m) agreement, whether oral or written, by a Seller to do any of the foregoing.

     SECTION 3.18   CONTRACTS; NO DEFAULTS.
                    ----------------------

          (a)  Schedule 3.18(a) contains an accurate and complete list of, and
               ---------------
BrightCube has delivered to Buyer accurate and complete copies of, all Seller Contracts (whether or not the same are included within the Assets), including without limitation all Seller Contracts covered by clauses (i), (ii) and (iii) of Section 2.1(c)).

               (i) Each Seller Contract is valid and binding and in full force and effect;

               (ii) neither a Seller nor any other party to any Seller Contract is in default under any Seller Contract, except for defaults of a Seller resulting in liabilities of BrightCube listed on Schedule 3.10;
                                                      -------------

               (iii) no Person has failed to comply with any obligation under any Seller Contract which would materially adversely affect, either individually or together with other defaults, the financial condition of the PhotoLoft Business or the Assets; and

               (iv) BrightCube is as of the date of this Agreement, and shall be as of the Closing Date except as is necessary for Sellers to comply with their obligations under Section 7.9 hereof, continuing to provide PhotoLoft Service under each of the ASP Contracts in accordance with the provisions thereof, except as otherwise specified in Schedule 3.18(a).
                                               ----------------

          (b)  Notwithstanding Section 3.18(a), Schedule 3.18(a) does not list,
                               --------------   ---------------
and BrightCube has not delivered to Buyer accurate and complete copies of, any confidentiality or non-disclosure agreements entered into by a Seller with a Person not otherwise listed on Schedule 3.18(a) (the "Non-Disclosed NDAs").
                               ---------------        ------------------
None of the Non-Disclosed NDAs are binding with respect to any of the PhotoLoft Intellectual Property or other Assets or are inconsistent with the transactions contemplated hereby or Buyer's use, after the Closing, as contemplated hereby of the PhotoLoft Intellectual Property or any of the other Assets.

          (c) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to a Seller under current or completed Seller Contracts with any Person and, to the knowledge of Sellers, no such Person has made written demand for such renegotiation.

     SECTION 3.19   INSURANCE.
                    ----------

     Schedule 3.19 sets forth (a) a complete and accurate list of all insurance
     -------------
under which any of the Assets is covered or otherwise relating to the PhotoLoft Business, including policy numbers, names and addresses of insurers and liability or risk covered, amounts of coverage, limitations and deductions and expiration dates, and (b) all life insurance policies covering the life of Personnel for which a Seller has paid any premiums, including the policy numbers, names and addresses of insurers, lives covered, death benefits, owner and beneficiary under each policy, and cash surrender value. Such policies are in full force and effect, and the applicable Seller has paid all premiums due, and has otherwise performed all of its obligations under, each such policy of insurance. Neither Seller has received any notice of (i) cancellation or intent to cancel, or (ii) an increase or intent to increase premiums, with respect to such insurance policies, and is not aware of any basis for any such action.
Schedule 3.19 indicates the insurance policies that provide coverage on a "per
-------------
occurrence" basis.

     SECTION 3.20   ENVIRONMENTAL MATTERS.
                    ----------------------

          (a) Each Seller is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law in connection with the PhotoLoft Business.

          (b) There are no pending or, to the knowledge of Sellers, threatened, claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities, the Assets or any other properties and assets (whether real, personal, or mixed) in which a Seller has or had an interest in connection with the PhotoLoft
Business.

          (c) Neither either Seller, nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities, the Assets or, to the knowledge of Sellers, with respect to any other properties and assets (whether real, personal, or mixed) in which a Seller (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

          (d) Sellers have no basis to expect, nor has it or any other Person for whose conduct it may be held to be responsible, received any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of the Facilities, of any actual or potential violation or failure to comply with any Environmental Law in connection with the PhotoLoft Business, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities.

          (e) There are no Hazardous Materials present on or in the environment at the Facilities or, to the knowledge of Sellers, at any geologically or hydrologically adjoining property.

          (f) There has been no release or, to the knowledge of Sellers, threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed.

          (g) BrightCube has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by a Seller pertaining to Hazardous Materials or the disposal thereof in, on, or under the Facilities, or concerning compliance by Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

     SECTION 3.21   RELATIONSHIPS WITH RELATED PERSONS.
                    ----------------------------------

     Except as disclosed in Schedule 3.21, no Related Person of a Seller has, or
                            -------------
has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the PhotoLoft Business. Neither either Seller nor any Related Person of a Seller owns, or has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with a Seller in connection with the PhotoLoft Business other than business dealings or transactions disclosed in Schedule 3.21, each of which has been conducted in the Ordinary
             -------------

Course of Business with such Seller at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in, or to Sellers' knowledge intends to or is reasonably likely to engage in, competition with a Seller with respect to any part of the PhotoLoft Business. Except as set forth in Schedule 3.21, no Related Person of a Seller is a party to any Contract with,
   -------------
or has any claim or right against, a Seller in connection with the PhotoLoft Business.

     SECTION 3.22   BROKERS OR FINDERS.
                    ------------------

     Neither either Seller nor any of its Related Persons have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

     SECTION 3.23   DISCLOSURE.
                    ----------

          (a) No representation or warranty or other statement made by Sellers in this Agreement or in connection with the Contemplated Transactions omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

          (b) No notice given by a Seller pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements in such notice or in this Agreement, in light of the circumstances in which they were made, not misleading.

          (c) Sellers do not have knowledge of any fact that has specific application to either Seller (other than general economic or industry conditions) and that may materially adversely affect the Assets, the PhotoLoft Business, prospects, financial condition, or results of operations of Sellers, that has not been set forth in this Agreement.

          (d) BrightCube has filed an annual report of Form 10-KSB for the fiscal year ended December 31, 2000, and quarterly reports on Form 10-QSB for the quarterly periods ended March 31, 2001 and June 30, 2001 (the "Commission
                                                                   ----------
Reports") with the Securities and Exchange Commission. The Commission Reports
-------
complied, as of their respective filing dates, in all material respects with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Such filings, as of their respective filing dates, did not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     SECTION 4.1     ORGANIZATION AND GOOD STANDING.
                     ------------------------------

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of New York, with full corporate power and authority to conduct its business as it is now being conducted.

     SECTION 4.2    AUTHORITY, NO CONFLICT.
                    ----------------------

     This Agreement and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents") constitutes the
                                     -------------------------
legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the power, and authority to execute and deliver the Buyer's Closing Documents and to perform its obligations under the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

     SECTION 4.3    BROKERS OR FINDERS.
                    ------------------

     Neither Buyer nor any of its Related Persons have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

                                    ARTICLE V
                      COVENANTS OF SELLERS PRIOR TO CLOSING

     SECTION 5.1    ACCESS AND INVESTIGATION.
                    ------------------------

     Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Sellers shall (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access,
                                        ----------------
during regular business hours, to, with respect to the PhotoLoft Business, Sellers' personnel, properties, internal operations, Contracts to which a Seller is a party (including access to customers and suppliers), Governmental Authorizations, books and records, and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Sellers, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, Governmental Authorizations, books and records, and other existing data as Buyer may reasonably request, (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, (d) introduce Buyer to third parties providing services to the PhotoLoft Business, whether under Contract or otherwise and assist Buyer in any discussions and negotiations with such parties, and (e) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition of Sellers. In addition, Buyer shall have the right to have the real property, if any, and Tangible Personal Property inspected by Buyer's Representatives, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of such property.

     SECTION 5.2    OPERATION OF THE BUSINESS OF SELLER.
                    -----------------------------------

     Between the date of this Agreement and the Closing Date, Sellers shall:

               (a) conduct the PhotoLoft Business only in the Ordinary Course of Business;

               (b) with respect to the PhotoLoft Business, use their best efforts to preserve intact its current business organization, keep available the services of its officers, Personnel, and agents, not sell, transfer or Encumber any Assets or grant any licenses to any Person to use any PhotoLoft Intellectual Property and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

               (c) confer with Buyer prior to implementing operational decisions of a material nature relating to the PhotoLoft Business; and

               (d) otherwise report periodically to Buyer concerning the status of their operations and finances and the PhotoLoft Business.

     SECTION 5.3    REQUIRED APPROVALS.
                    ------------------

     As promptly as practicable after the date of this Agreement, Sellers shall make all filings, if any, required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Sellers also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make, or pursuant to Legal Requirements shall be required to make, in connection with the Contemplated Transactions. Sellers also shall cooperate with Buyer in obtaining all Consents necessary for the assignment to Buyer of any Seller Contracts included within the Assets, to the extent such Consents were not obtained prior to the Closing and to the extent Buyer requests such assistance.

     SECTION 5.4    NOTIFICATION.
                    ------------

     Between the date of this Agreement and the Closing Date, BrightCube shall promptly notify Buyer in writing if either Seller becomes aware of (a) any fact or condition that causes or constitutes a breach of any of Sellers' representations and warranties made as of the date of this Agreement, or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Sellers' discovery of, such fact or condition. Should any such fact or condition require any change to the Schedules, Sellers shall promptly deliver to Buyer updated Schedules containing such changes. During the same period, BrightCube also shall promptly notify Buyer of the occurrence of any breach of any covenant of Sellers in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely.

     SECTION 5.5    NO NEGOTIATION.
                    --------------

     Until such time as this Agreement shall be terminated pursuant to Section 9.1, Sellers shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to any business combination transaction involving the sale of the Assets. BrightCube shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by a Seller.

     SECTION 5.6    BEST EFFORTS.
                    ------------

     Sellers shall use their best efforts to cause the conditions in Article VII and Section 8.3 to be satisfied.

     SECTION 5.7    PAYMENT OF LIABILITIES.
                    ----------------------

     Sellers shall pay or otherwise satisfy in the Ordinary Course of Business all of their liabilities and obligations relating to the PhotoLoft Business.

     SECTION 5.8    KEY PERSONNEL.
                    -------------

     Each Seller shall terminate, effective as of the Closing Date, its employment or retention of the Key Personnel listed on Schedule 5.8, and shall
                                                       ------------
use its best efforts to cause all such Key Personnel to become, effective as of the Closing Date, full-time employees of or consultant to Buyer (as elected by Buyer), pursuant to employment or consulting agreements containing non-compete and work-for-hire provisions and such other provisions as Buyer may require.
Key Personnel hired or otherwise retained by Buyer shall be entitled to such benefits as Buyer generally makes available to its employees from time to time, with such Key Personnel receiving credit for his or her service time with Seller or its predecessor-in-interest. Buyer shall not be required to hire or retain the services of any of the individuals currently employed or retained by Sellers primarily or substantially in connection with the PhotoLoft Business, and to the extent that it does elect to hire such Persons or retain their services, the terms thereof shall be in Buyer's sole discretion.

                                   ARTICLE VI
                       COVENANTS OF BUYER PRIOR TO CLOSING

     SECTION 6.1    REQUIRED APPROVALS.
                    ------------------

     As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings, if any, required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Buyer also shall fully cooperate, and cause any Related Person to cooperate, with Sellers (a) with respect to all filings either Seller shall be required by Legal Requirements to make, and (b) in obtaining all Consents identified in Schedule
                                                                      --------
3.3(c).
-----

     SECTION 6.2    BEST EFFORTS.
                    -------------

     Buyer shall use its best efforts to cause the conditions in Article VIII to be satisfied.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     SECTION 7.1    ACCURACY OF REPRESENTATIONS.
                    ---------------------------

     All of Sellers' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     SECTION 7.2    SELLERS' PERFORMANCE.
                    --------------------

          (a) All of the covenants and obligations that either Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

          (b) Sellers shall have delivered each of the documents required to be delivered by it pursuant to Section 2.7(a).

     SECTION 7.3    NO PROCEEDINGS.
                    --------------

     There shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or resulting in Losses or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, enjoining, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering, with any of the Contemplated Transactions.

     SECTION 7.4    GOVERNMENTAL AUTHORIZATIONS.
                    ---------------------------

     Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

     SECTION 7.5    PERSONNEL.
                    ---------

          (a) Each of the Key Personnel shall have signed employment, consultancy or such other services agreements with Buyer (at Buyer's discretion) at or prior to the Closing Date as Buyer may have required, each such agreement to be on terms satisfactory to Buyer. Sellers shall have terminated the employment, consultancy or services of all Key Personnel effective as of the Closing Date.

          (b) Each of the Key Personnel and/or Sellers, as appropriate, shall have signed an assignment of rights in works made for hire and all other works created in the course of their duties and assignments covering future works to be created at Buyer's direction, such assignment to be in form and substance acceptable to Buyer.

          (c)  Sellers shall have paid the retention bonuses described in
Schedule 3.17(a) all accrued salary and other benefits owing to the Key
----------------
Personnel in respect of their employment by Sellers through the Closing, and in addition thereto all severance payments due to each of the Key Personnel who have been employed or retained by Buyer in accordance with the terms of Seller's policies therefor or any Contract between a Seller and such Personnel as if such Personnel had been terminated without cause. All such terminations shall be evidenced by all appropriate notices and information (such as rights under COBRA) required by law.

          (d) Jack Marshall shall have executed and delivered to Buyer a Non-Disclosure Agreement relating to the Assets and PhotoLoft Business in form and substance satisfactory to Buyer.

     SECTION 7.6    SATISFACTORY DUE DILIGENCE.
                    --------------------------

     Buyer shall have completed a due diligence investigation of Sellers, the PhotoLoft Business, the PhotoLoft Intellectual Property and the other Assets and the results thereof shall have been satisfactory to Buyer in Buyer's sole discretion.

     SECTION 7.7    NO CHANGE IN BUSINESS.
                    ---------------------

     Between August 14, 2001 and the Closing Date, there shall have been no material adverse change in the Assets, liabilities, properties, earnings, prospects or business of the PhotoLoft Business.

     SECTION 7.8    AUTHORIZATION.
                    -------------

     All actions necessary on the part of each Seller to authorize the execution, delivery and performance to this Agreement and the consummation of the Contemplated Transactions shall have been duly and validly taken (including approval by the board of directors of each Seller).

     SECTION 7.9    TERMINATION OF ASP CONTRACTS.
                    ----------------------------

     No later than the Closing Date, the applicable Seller shall have sent notice of termination, such termination to be effective no later than the Closing Date, to each counterparty to each of the ASP Contracts, and each other Seller Contract as Buyer shall designate by notice to Seller on or prior to the Closing Date; provided, however, that termination of the four ASP Contracts specified in the Internet Services and License Agreement may be effective after the Closing Date to the extent and under the conditions set forth in the Internet Services and License Agreement.

     SECTION 7.10   PARTITION, TESTING OF, AND OTHER MATTERS RELATED TO
                    ---------------------------------------------------
CONTINUING PHOTOLOFT SYSTEM AND RELATED DATA.
--------------------------------------------

     Sellers shall have completed the following by the Closing Date, all to the satisfaction of Buyer:

          (a) partitioning of the hardware, software and data used to run the PhotoLoft Business and the Working Photo Business to exclude any Excluded Assets at the Facilities and to identify and segregate those Assets located at the Facilities needed to produce a server system utilizing only Assets on which all functions, features, services and products of the PhotoLoft Business are available and all data of, and relating to, the customers of the PhotoLoft Business are available in the same manner as such data are currently available ("Continuing PhotoLoft System");
  ---------------------------

          (b) building, installing, configuring, and/or unit testing, as needed, each component and the assemble components of the Continuing PhotoLoft System to produce a production system on which all customers of the PhotoLoft Business can be served at a service level not less than the best service level achieved in the thirty (30) day period preceding the date of this Agreement;

          (c) executing Buyer's testing plan and performing successful, live production operation of the Continuing PhotoLoft System for a period of five
(5) days, as further detailed in Schedule 7.10, with observers selected by Buyer
                                 -------------
present at the Facilities, to demonstrate that Sections 7.10(a) and (b) above have been successfully completed so that the Continuing PhotoLoft System performs and functions at least as well as it performed and functioned prior to the partitioning and that the Continuing PhotoLoft System can perform services for all customers of the PhotoLoft Business without material errors or interruptions of service;

          (d) completion and delivery to Buyer of electronic and hard copies of the additional or supplemental documentation for the PhotoLoft Software listed in Schedule 7.10;
   -------------

          (e) demonstrating to an observer selected by Buyer the presence on a single operating server site and a single back-up storage device the presence of the permitted, retained copies of the software and/or data that will be used to exploit the Working Photo License Rights; and

          (f)  those additional actions specified in Schedule 7.10.
                                                     -------------

     SECTION 7.11   WORKING PHOTO RETAINED LICENSE AND INTERNET SERVICES AND
                    --------------------------------------------------------
     LICENSE AGREEMENT.
     -----------------

     Sellers shall have entered into the Working Photo Retained License and the Internet Services and License Agreement, and delivered a duly executed copy thereof to Buyer.

     SECTION 7.12   DELIVERY OF TANGIBLE PERSONAL PROPERTY.

     Buyer shall have completed to its satisfaction, with such assistance from BrightCube as Buyer may have requested, an inventory of the equipment listed in
Schedule 2.1(f) hereto and the results thereof shall have been satisfactory to
---------------
Buyer; and all Tangible Personal Property shall be delivered to the possession and control of Buyer, except for Tangible Personal Property which has been identified to the satisfaction of Buyer as being in the possession of the Key Personnel.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Sellers' obligation to sell the Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by BrightCube, in whole or in part):

     SECTION 8.1    ACCURACY OF REPRESENTATIONS.
                    ---------------------------

     All of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     SECTION 8.2    BUYER'S PERFORMANCE.
                    -------------------

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

          (b) Buyer shall have delivered each of the documents required to be delivered, and made each of the payments required to be made, by it pursuant to
Section 2.7(b).

     SECTION 8.3  WORKING PHOTO RETAINED LICENSE AND INTERNET SERVICES AND
                  --------------------------------------------------------
     LICENSE AGREEMENT.
     -----------------

     Buyer shall have entered into the Working Photo Retained License and the Internet Services and License Agreement, and delivered a duly executed copy thereof to Sellers.

                                   ARTICLE IX
                                   TERMINATION

     SECTION 9.1    TERMINATION EVENTS.
                    ------------------

     By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

          (a) by Buyer if a material breach of any provision of this Agreement has been committed by a Seller and such breach has not been waived by Buyer;

          (b) by Buyer if prior to Closing a Seller delivers to Buyer an update to any Schedule disclosing any fact which is unacceptable to Buyer in its sole discretion;

          (c) by BrightCube if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by BrightCube;

          (d) by Buyer if any condition in Article VII has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before such date;

          (e) by BrightCube, if any condition in Article VIII has not been satisfied as of the date specified for Closing in the first sentence of Section
2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of a Seller to comply with its obligations under this Agreement) and BrightCube has not waived such condition on or before such date;

          (f)  by mutual consent of Buyer and BrightCube;

          (g) by Buyer if the Closing has not occurred on or before December 3, 2001 or such later date as the parties may agree upon, unless Buyer is in material breach of this Agreement; or

          (h) by BrightCube if the Closing has not occurred on or before December 3, 2001 or such later date as the parties may agree upon, unless a Seller is in material breach of this Agreement or has otherwise failed to satisfy a condition precedent to the Closing that is within the control of a Seller.

     SECTION 9.2    EFFECT OF TERMINATION.
                    ---------------------

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If the Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this
Section 9.2 and Articles XII will survive; provided, that if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                    ARTICLE X
                          SELLERS' ADDITIONAL COVENANTS

     From and after the Closing Date, the Seller shall:

     SECTION 10.1  PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLER.
                   -------------------------------------------------------------

     Sellers shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

     SECTION 10.2   PAYMENT OF LIABILITIES.
                    -----------------------

     In addition to payment of Taxes pursuant to Section 10.2, Sellers shall pay, or make adequate provision for the payment, in full of all of the Liabilities relating to the PhotoLoft Business, including without limitation all Liabilities accrued prior to the Closing Date under all Seller Contracts included within the Assets. If any such Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Assets or conduct of the PhotoLoft Business, Buyer may at any time after the Closing Date elect to make all such payments directly (but shall have no obligation to do so) and receive indemnification from Sellers as provided in Article XI.

     SECTION 10.3   REPORTS AND RETURNS.
                    --------------------

     Sellers shall promptly after the Closing prepare and file all reports and returns required by applicable Legal Requirements relating to the PhotoLoft Business.

     SECTION 10.4   COVENANT OF SELLERS NOT TO COMPETE.
                    ----------------------------------

          (a) Sellers acknowledge that the agreements and covenants contained in this Section 10.4 are essential to protect the business and goodwill being purchased by Buyer, and Buyer would not purchase the Assets but for the agreements and covenants of Sellers contained in this Section 10.4.

          (b) For a period of five (5) years following the Closing Date, neither either Seller nor any of its Related Persons shall engage in a business similar to or competitive with the PhotoLoft Business, either directly or indirectly, or enter the employ of, or render any services to, any Person engaged, directly or indirectly, in such activities; or become interested in any Person engaged in such business, directly or indirectly, as a partner, lender, member, shareholder, agent, trustee, consultant or in any other relationship or capacity; provided that each such party may own, directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if such party is not a controlling person of, or a member of a group which controls, such Person or does not, directly or indirectly, own 1% or more of any class of securities of such Person.

          (c) For purposes of this Section 10.4, a Seller's use, sublicensing or other commercial exploitation of the Working Photo Exclusive Intellectual Property or the Working Photo Retained License Rights shall not be deemed to be competitive with the PhotoLoft Business, provided that such use, sublicensing or other commercial exploitation is in compliance with the provisions of the Working Photo Retained License and does not involve the business of consumer photo storage, sharing, presentation or printing.

     SECTION 10.5   FURTHER ASSURANCES.
                    -------------------

     The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree
(a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions. Without limiting the generality of the foregoing, following the Closing Date Sellers shall (X) permit Buyer to solicit and hire or retain the services of any of the Personnel, (Y) provide Buyer with access to such employees, consultants or personnel of Sellers as Buyer shall deem reasonably necessary to operate the PhotoLoft Business, and (Z) to the extent a Seller has failed to comply with all or part of such Seller's obligations under Section 7.10 or has otherwise failed to deliver Assets to Buyer pursuant to the terms of this Agreement (and so long as Buyer has consented or otherwise waived in writing that such obligations be performed prior to or on the Closing Date), use its best efforts to perform all such obligations and, in the case of Assets not delivered to Buyer as of the Closing Date, grant Buyer access to obtain such Assets.

                                   ARTICLE XI
                                 INDEMNIFICATION

     SECTION 11.1   SURVIVAL.
                    ---------

     All representations, warranties, covenants, and obligations in this Agreement, the Schedules attached hereto, and the other Sellers' Closing Documents shall survive the Closing and the consummation of the Contemplated Transactions. The right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

     SECTION 11.2   INDEMNIFICATION AND REIMBURSEMENT BY SELLER.
                    -------------------------------------------

          (a) Subject to the limitations of Section 11.2(b), Sellers shall indemnify and hold harmless Buyer, its Representatives and shareholders, and its Related Persons (collectively, the "Buyer Indemnified Persons"), and shall reimburse the Buyer Indemnified Persons, for any and all damages, fines, penalties, deficiencies, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment) (collectively, "Losses"), arising from or in connection with:

               (i) any breach of any representation or warranty made by a Seller in this Agreement, the certificates delivered pursuant to Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller's representations and warranties in this Agreement fulfill the requirements of Section 7.1 as of the Closing Date as if made on the Closing Date), Sellers' Closing Documents, any other transfer instrument or any other certificate or document delivered by a Seller pursuant to this Agreement;

               (ii) any breach of any covenant or obligation of Seller in this Agreement, Sellers' Closing Documents in any other document, writing or instrument delivered by a Seller pursuant to this Agreement;

               (iii) any noncompliance with any bulk sales law or fraudulent transfer law in respect of the Contemplated Transactions;

               (iv)  any  other  Liability  of  a  Seller;  or

               (v) arising out of the actions or inactions of a Seller with respect to the PhotoLoft Business at any time on or prior to the Closing Date.

          (b) Sellers' liability under this Article XI shall be limited as follows:

               (i) The aggregate amount of Sellers' liability under this Article XI, other than for liabilities resulting from breach of its representations and warranties contained in Section 3.6 or any other representation, warranty or covenant in any Sellers' Closing Document relating to Intellectual Property rights in the PhotoLoft Intellectual Property and the Assets, shall be limited to an amount equal to the Purchase Price; Seller's liability under this Article XI for breach of its representations and warranties contained in Section 3.6 or any other representation, warranty or covenant in any Sellers' Closing Document relating to Intellectual Property rights in the PhotoLoft Intellectual Property and the Assets shall not be limited.

               (ii) Sellers' indemnification obligation under this Article XI shall be limited to Losses that are asserted, whether by notice, filing of a Proceeding or otherwise, no later than 30 months following the Closing Date and which relate to or arise out of, whether in whole or in part, facts, stated events or circumstances that occurred prior to the Closing Date.

Notwithstanding the foregoing, the limitations under this paragraph (b) shall not apply to any breach by a Seller of any of its representations, warranties, covenants or other obligations under the Working Photo Retained License or the Internet Services and License Agreement, and shall not be construed to be in limitation of any rights Buyer may have hereunder or under any other Sellers' Closing Document to specific performance, injunctive relief or other equitable remedies in the event of breach by Seller of any of its obligations hereunder or thereunder,

     SECTION 11.3   ACCESS TO ESCROW FUND FOR INDEMNIFICATION LIABILITY.
                    ---------------------------------------------------

     The parties have established an escrow fund pursuant to the Escrow Agreement and Buyer has been granted the right of payment pursuant to such agreement. Recourse to such escrow fund shall be a non-exclusive means of indemnification by Sellers.

     SECTION 11.4   METHOD FOR ASSERTING CLAIM.
                    --------------------------

     Promptly after receipt by a Buyer Indemnified Person of notice, or threat, of the commencement of any Proceeding against it or if a Buyer Indemnified Party otherwise intends to assert a claim for indemnity hereunder (each, a "Claim"),
                                                                      -----
such Buyer Indemnified Person will, if a claim is to be made against Sellers hereunder, provide notice of such Claim to BrightCube, but the failure to so notify BrightCube will not relieve Sellers of any liability that they may have to any Buyer Indemnified Person.

          (a)  To the extent that a Claim is made by a third party, then:

               (i) The Buyer Indemnified Person and BrightCube shall cooperate in the defense thereof, which defense (and settlement thereof) shall be controlled by the Buyer Indemnified Person with the right of BrightCube to participate at its cost by counsel of its choosing; and

               (ii) If BrightCube notifies the Buyer Indemnified Person that it does not dispute a Claim of which it has been given notice or fails to notify such Buyer Indemnified Person within 30 days after delivery of notice of a Claim whether BrightCube disputes such Claim, Losses arising from such Claim will be conclusively deemed a liability of Sellers and Sellers shall pay the amount of such Losses to such Buyer Indemnified Person on demand.

     SECTION 11.5   INDEMNIFICATION NOT EXCLUSIVE REMEDY.
                    ------------------------------------

     Sellers' obligations and liabilities under this Article XI shall not be exclusive of its obligations and liabilities under the Working Photo Retained License and the Internet Services and License Agreement.

                                   ARTICLE XII
                               GENERAL PROVISIONS

     SECTION 12.1   CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS.
                    --------------------------------------

          (a) Information obtained in confidence by either party in connection with this Agreement or the Contemplated Transactions, shall be subject to the Confidentiality Agreement dated August 16, 2001 between BrightCube and Buyer. The obligations of Buyer under the aforesaid Confidentiality Agreement with respect to information relating to the PhotoLoft Business shall terminate and be of no force or effect upon the occurrence of the Closing.

          (b) Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions may be issued, if at all, at such time and in such manner as mutually agreed to by Buyer and BrightCube; provided, that in the case of announcements, statements, acknowledgments or revelations which either party is required by applicable Legal Requirements to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do by applicable Legal Requirements shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, notice thereof to the other party not less than two (2) days prior to such disclosure and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Subject to the foregoing, BrightCube and Buyer shall consult with each other concerning the means by which Sellers' employees, customers, and suppliers and others having dealings with Sellers will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     SECTION 12.2   EXPENSES.
                    ---------

     Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.

     SECTION 12.3   NOTICES.
                    -------

     All notices, Consents, waivers, and other communications under this Agreement must be in writing and are deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile or with confirmation of transmission by the transmitting equipment, (c) five (5) days after delivery, if sent by certified mail, return receipt requested, or (d) one (1) day after delivery, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses, facsimile numbers or email addresses set forth below (or to such other addresses, facsimile numbers or as a party may designate by notice to the other parties):


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
          Buyer:    Canon U.S.A., Inc.
                    3300 North First Street
                    San Jose, California 95134
                    Attention:  Dr. Toru Takahashi
                                Executive Vice President & Chief
                                Technical Officer
                                Research and Development Group
                                Corporate Development Division
                    Fax:  (408) 468-2509

   with a copy to:  Canon U.S.A., Inc.
                    One Canon Plaza
                    Lake Success, New York 11042
                    Attention:  Seymour Liebman, Esq.,
                                Executive Vice President and
                                General Counsel
                    Fax:  (516) 328-5128

     Sellers:       BrightCube, Inc.
                    240 Center Street
                    El Segundo, California 90245
                    Attention:  Al Marco
                                Chief Executive Officer
                    Fax:  (310) 535-4675

     SECTION 12.4   JURISDICTION, SERVICE OF PROCESS.
                    --------------------------------

     The parties hereby irrevocably and unconditionally:

          (a) agree that any and all actions, suits or other legal proceedings, whether or not arising under this Agreement and regardless of the legal theory upon which the claims are based, shall be brought by a party only in a state or federal court situated within the geographical boundaries of the United States Eastern District or Southern District of New York and consent to the exclusive jurisdiction of such courts in any such legal proceeding;

          (b) consent to the exclusive jurisdiction of the state and federal courts situated within the geographical boundaries of the United States Eastern District or Southern District of New York in any and all actions, suits or other legal proceedings brought against either party, and agree that service of process in any such legal proceeding may be effected in accordance with the statutes of New York and the United States, as appropriate; and

          (c) waive any objection it may now or hereafter have to the venue of any such legal proceeding in any such court.

     SECTION 12.5   ENFORCEMENT OF AGREEMENT.
                    ------------------------

     Sellers acknowledge and agree that Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by


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
Sellers could not be adequately compensated by monetary damages. Accordingly, Sellers agree that, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking.

     SECTION 12.6   WAIVER.
                    -------

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement operates as a waiver of such right, and no single or partial exercise of any such right precludes any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     SECTION 12.7   ENTIRE AGREEMENT AND MODIFICATION.
                    ---------------------------------

     This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed on behalf of each of the parties hereto.

     SECTION 12.8   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.
                    --------------------------------------------------

     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer, provided that no such assignment or delegation shall relieve Buyer from any of its obligations hereunder. Subject to the preceding sentence, this Agreement applies to, is binding in all respects upon, and inures to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement is to be construed to give any Person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted
           ------
assignee pursuant to this Section 12.8.

     SECTION 12.9   SEVERABILITY.


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
     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

     SECTION 12.10  SECTION HEADINGS, CONSTRUCTION, SCHEDULES.
                    -----------------------------------------

     The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Exhibits and Schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. The statements in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. All words used in this Agreement will be construed to be of such gender or number as the context requires. All references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be available in the interpretation of this Agreement.

     SECTION 12.11  TIME OF ESSENCE.
                    ---------------

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     SECTION 12.12  GOVERNING LAW.
                    -------------

     This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law, other than Section 5-1401 of the New York General Obligations Law.

     SECTION 12.13  JOINT AND SEVERAL OBLIGATIONS.
                    ------------------------------

       All covenants, representations, warranties and other obligations of Sellers under this Agreement and the other Seller's Closing Documents shall be joint and several, except for covenants, representations, warranties and other obligations which are expressly provided to be several and not joint obligations of BrightCube and/or Original PhotoLoft.

     SECTION 12.14  EXECUTION OF AGREEMENT, COUNTERPARTS.
                    ------------------------------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            BUYER:
                                            -----

                                            CANON U.S.A., INC.


                                            By:  /s/  Toru Takahashi
                                               ---------------------------
                                            Name:  Toru Takahashi
                                            Its:   EVP & CTO



                                            SELLERS:
                                            -------

                                            BRIGHTCUBE, INC.


                                            By:  /s/ Al Marco
                                               ---------------------------
                                            Name:  Al Marco
                                            Its:   Chief Executive Officer


                                            BRIGHTCUBE CALIFORNIA, INC.


                                            By:  /s/ Al Marco
                                               ---------------------------
                                            Name:  Al Marco
                                            Its:   Chief Executive Officer


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